EXHIBIT 16.1

June 21, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read the first three paragraphs under Item 4.01 of the Form 8-K of Steinway Musical Instruments, Inc. dated June 16, 2010, to be filed with the Securities and Exchange Commission. We are in agreement with the statements contained therein in so far as they relate to Marcum LLP.

Marcum LLP • 53 State Street • 38th Floor • Boston, MA 02109 • Phone 617.742.9666 / 800.998.1040 • Fax 617.742.3178 • marcumllp.com